EX-99.23(p)(1)

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                                 CODE OF ETHICS

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                                THE ROXBURY FUNDS




PREAMBLE
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                  This Code of Ethics (hereinafter sometimes referred to as this
"Code") has been adopted by the Boards of Trustees of:


                    |X| The Roxbury Funds (the "Trust") on behalf of each Fund of the Trust listed on APPENDIX "C" hereto;

and in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Rule requires each of the Trust to adopt a written code of ethics containing provisions reasonably necessary to prevent ACCESS PERSONS (as defined below) from engaging in any conduct prohibited by paragraph (b) of the Rule, and to use reasonable diligence to prevent violations of this Code.

                  Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. In addition, the Fund may impose internal sanctions for violations of this Code. ALL PERSONS THAT ARE OR THAT ARE ABOUT TO BECOME COVERED BY THIS CODE ARE EXPECTED TO BE FAMILIAR WITH THE PROSCRIPTIONS OF THIS RULE. To that end, a summary of Rule 17j-1(b) is included as APPENDIX "A" to this Code.

                  Set forth below is the Code of Ethics adopted by the Trust in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Trust and certain affiliated persons of the Funds and any investment adviser to the Trust owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of such shareholders and investors; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. The Boards of Trustees of the Trust expect that certain additional provisions consistent with the foregoing principle will be incorporated into investment advisers' codes of ethics, as appropriate, including pre-clearance procedures, blackout periods, bans on short-term trading, gifts guidelines, and limitations or prohibitions on investment personnel service as directors of public companies.

1.   DEFINITIONS
     -----------

     (a) "ACCESS PERSON" means any director, trustee, officer, Advisory Person, or Investment PERSONNEL of the Trust.

     (b)  "ADVISORY PERSON" means:

          (i) any employee of the Trust, or investment adviser to the Funds of the Trust who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) any natural person in a control relationship to the Trust, or investment adviser to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

     (c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Trust. In addition, as to any person, a security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Trust.

     (d)  "AUTOMATIC INVESTMENT PLAN" means:

          (i) a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a 401k or dividend reinvestment plan.

     (e) "BENEFICIAL OWNERSHIP" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of Section 16 of the of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

          (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

          (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

          (iii) securities held by a trustee, executor, administrator, custodian or broker;

          (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

          (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

          (vi) securities recently purchased by a person and awaiting transfer into his or her name.

     (f) "COMPLIANCE DESIGNEES" means a persons designated and appointed by the Boards of Trustees of the Trust, as the case may be, who is authorized and appointed by the Trust to perform, or procure the performance of, the various responsibilities assigned to such Compliance Designees by this Code of Ethics. The Compliance Designees for each of the investment advisers is set forth on Appendix D.

     (g)  "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 Act.

     (h) "COVERED SECURITY" means any Security defined under Section 2(a)(36) of the 1940 Act (see (n) below), except that the following types of securities are generally exempt from trading restrictions under this
          Code:

          (i)   direct obligations of the Government of the United States;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) shares issued by open-end investment companies registered under the 1940 Act.

     (i) "EQUIVALENT SECURITY" shall include any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security.

     (j) "EXCHANGE-TRADED FUNDS (ETFS)" include shares of open-end mutual funds and units of unit investment trusts (UITs). Shares of several other products are sometimes referred to as ETFs although they are not actually shares of registered investment companies due to their lack of qualification for registration under the Investment Company Act of 1940 or because they have no requirement to register. All of these securities trade in the open market over an exchange (hence the name exchange-traded fund), rather than being bought and sold by the investment company as redeemable securities.

     (k) "INDEPENDENT TRUSTEE" means a Trustee of the Fund who is not an "interested person" of the Fund, respectively, within the meaning of
          Section 2(a)(19)(A) of the 1940 Act.

     (1) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     (m)  "INVESTMENT PERSONNEL" means:

          (i) any employee of the Trust or investment adviser to any of the Funds of the Trust (or of any company in a control relationship to the Trust or investment adviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust, and

          (ii) any natural person who controls the Trust or investment adviser to the Funds of the Trust, who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     (n) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

     (o) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (p) "REPORTABLE FUND" means: (i) any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act; or (iii) any Exchange-Traded Fund (ETFs).

     (q)  "SECURITY"  shall  have the  same  meaning  set  forth  under  Section
          2(a)(36) of the 1940 Act, generally defined as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2.   PROHIBITED TRANSACTIONS
     -----------------------

     (a) No ACCESS PERSON shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 or the adviser code of ethics which such ACCESS PERSON may be subject to. Please refer to the applicable trading restrictions on the chart attached hereto as APPENDIX "E."

     (b)  Except as otherwise provided, no ACCESS PERSON shall:

          (i) purchase or sell, directly or indirectly, any Covered Security (or any Equivalent Security) in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which at the time of such purchase or sale:

                (A) is being considered for purchase or sale by a Fund of the Trust with respect to which such ACCESS PERSON has access to information regarding the Trust's transactions, or

                (B)  is  being  purchased  or sold by a Fund  of the  Trust with
                     respect   to  which  such  ACCESS   PERSON  has  access  to
                     information regarding the Trust's transactions;

          (ii) disclose to other persons the securities activities engaged in or contemplated for the various Funds of the Trust; and

          (iii) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.

     (c) ADDITIONALLY, no ADVISORY PERSON OR INVESTMENT PERSONNEL shall, without approval of the appropriate Compliance Designee or such other person or committee at the relevant investment adviser acquire directly or indirectly any Beneficial Ownership in any securities (i) in an Initial Public Offering or (ii) in a Limited Offering.

3.   EXEMPTED TRANSACTIONS
     ---------------------

          The prohibitions of Sections 2(b) and 2(c) of the Code shall not apply to:

          (a) purchases or sales effected in any account over which the ACCESS PERSON has no direct or indirect influence or control;

          (b) purchases which are part of an automatic 401k Plan or dividend reinvestment plan;

          (c) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, provided such accounts, together with the related security transactions, do not include Covered Securities. (Example: monthly transfers from a bank account to a mutual fund);

          (d)   purchases or sales of shares of any Fund of the Trust;

          (e) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (f) transactions effected pursuant to an automatic 401k Plan or automatic dividend reinvestment plan; however, any transaction that over-rides the pre-set schedule or allocation of investments in a REPORTABLE FUND must be disclosed in quarterly reports; and

4.   COMPLIANCE PROCEDURES
     ---------------------

     (a)  INITIAL HOLDINGS REPORTS
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          All ACCESS PERSONS,  except Independent Trustees,  shall report to the appropriate Compliance Designee within 10 days of becoming AN ACCESS PERSON. The holdings report must be current as of a date not more than 45 days prior to the individual's becoming an access person:

          (i) the title, number of shares and principal amount of each Covered Security and each REPORTABLE FUND in which the ACCESS PERSON had any direct or indirect Beneficial Ownership when the person became an Access Person;

          (ii) the name of any broker, dealer or bank ("financial institution") with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and

          (iii) the date that the report is submitted by the ACCESS PERSON.

(b)  Quarterly Securities Transactions Reports
     -----------------------------------------

          (i) Every ACCESS PERSON shall report to the appropriate Compliance Designee the information described below with respect to transactions in any Covered Security and Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security; provided, however, that an ACCESS PERSON shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

          (ii) Each Independent Trustee need only report a transaction in a security if such Trustee, at the time of that transaction knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Trust, as the case may be, or was being considered for purchase by a Fund of the Trust.

          (iii) Reports required under this Section shall be made not later than 30 days after the end of the calendar quarter Every ACCESS PERSON shall be required to submit a report for all periods, including those periods in which no securities transactions were effected.

          (iv) For all ACCESS PERSONS other than Independent Trustees, a report shall be made on a form containing the following information:

          With respect to any transaction during the quarter in a Covered Security and Reportable Fund in which the ACCESS PERSON had any direct or indirect Beneficial Ownership:

                      (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security and each Reportable Fund involved;

                      (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                      (C) the price at which the transaction in the Covered Security and/or each Reportable Fund was effected;

                      (D) the name of the financial institution with or through which the transaction was effected; and

                      (E) the date that the report is submitted by the ACCESS PERSON.

          With respect to any account established by the ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the ACCESS PERSON:

                      (F) the name of the financial institution with whom the ACCESS PERSON established the account;

                      (G)  the date the account was established; and

                      (H) the date that the report is submitted by the ACCESS PERSON.

     (v) For Independent Trustees with reportable transactions, a report shall be made on the form of Quarterly Securities Transactions Report attached hereto as SCHEDULE "A."

(c)  ANNUAL HOLDINGS REPORTS
     -----------------------

     All ACCESS Persons, except Independent Trustees, shall report to the appropriate Compliance Designee.

     All ACCESS PERSON must complete and submit to the Chief Compliance Officer, an annual holdings report which is current to within 45 days of the date that the report is submitted. This report shall be due no later than the January 30 following the December 31 year-end, and shall disclose:

                (i) the title, number of shares and principal amount of each Covered Security and each Reportable Fund in which the ACCESS PERSON has any direct or indirect Beneficial Ownership;

                (ii) the name of any financial institution with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; and

                (iii) the  date  that  the  report is  submitted by  the  ACCESS
                      PERSON.

(d)  STATEMENTS FROM FINANCIAL INSTITUTIONS
     --------------------------------------

     With the exception of the Independent Trustees, every ACCESS PERSON shall direct his or her financial institution to supply to the appropriate Compliance Designee, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

     If copies of periodic statements are not received within 30 days of the end of the reporting period, the ACCESS PERSON shall provide a written authorization to the appropriate Compliance Designee to obtain such statements directly from the ACCESS PERSON `S financial institution.

(e)  NOTIFICATION OF REPORTING OBLIGATION
     ------------------------------------

     The Compliance Designee shall notify each identified ACCESS PERSON that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each ACCESS PERSON.

(f)  CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
     -----------------------------------------------

     With the exception of the Independent Trustees, ACCESS PERSONS shall certify annually pursuant to the Annual Holdings Report that:

          (i) they have read and understand this Code of Ethics and recognize that they are subject thereto;

          (ii)  they have complied with the requirements of this Code of Ethics;

          (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of this Code of Ethics; and

          (iv) with respect to accounts that the ACCESS PERSON has represented that he or she has no direct or indirect influence or control, such ACCESS PERSON still has no direct or indirect influence or control over such accounts.

(g)  CONFLICT OF INTEREST
     --------------------

     Every ACCESS PERSON shall notify the appropriate Compliance Designee of any personal conflict of interest relationship that may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series Fund of the Trust.

(h)  REVIEW OF REPORTS
     -----------------

     The Compliance Designees or a designate listed on Appendix "D" with respect to the investment adviser shall review all holdings or transactions reports submitted by each of their ACCESS PERSONS, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics.

(i)  BENEFICIAL OWNERSHIP
     --------------------

     Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in any Covered Security or Reportable Fund to which the report relates.

5.   ANNUAL REPORTING
     ----------------

     The Compliance Designees shall furnish to the Board of Trustees of the Trust, and the Boards of Trustees shall consider, annual reports relating to this Code of Ethics and the code of ethics adopted by the investment adviser or principal underwriter, as the case may be (the "Applicable Codes"). Such annual report shall:

          (a) describe any issues arising under the Applicable Codes or procedures during the past year;

          (b) summarize any material violations of the Applicable Codes or procedures, including sanctions imposed in response to such violations, during the past year;

          (c) identify any recommended changes in the existing restrictions or procedures based upon the experience of the Trust under the Applicable Codes, evolving industry practices or developments in applicable laws or regulations; and

          (d) certify that the Trust, and the investment advisers or principal underwriter, have adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Applicable Codes.

6.   REPORTING OF VIOLATIONS
     -----------------------

     The Compliance Designees shall report any violation of this Code of Ethics, and all material violations of any code of ethics adopted by an investment adviser to the Boards' Regulatory Oversight Committee, which shall consider reports of such violations on a quarterly basis, unless a more timely review is deemed necessary, and shall determine the extent to which this Code of Ethics and/or the applicable code of ethics has been violated and what sanctions, if any, should be imposed.

7.   SANCTIONS
     ---------

     Any securities trade found to be executed in violation of this Code of Ethics or the Rule shall be unwound (if possible) or, in the alternative, all profits shall be disgorged (net of commissions but before any tax effect). Such disgorged profits shall be paid over to the affected Fund of the Trust, or in the event the Trust is unaffected by the trade, such disgorged profits shall be donated to a recognized charity.

     Upon determination that a material violation of this Code of Ethics has occurred, sanctions may be deemed appropriate, including, among other things, a letter of censure or suspension or termination of the violator.

8.   RETENTION OF RECORDS
     --------------------

     As required under Rule 17j-1, the Trust shall maintain: this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an ACCESS PERSON hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an ADVISORY PERSON or INVESTMENT PERSONNEL of securities in a Limited Offering; each memorandum made by the Compliance Designees hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

     This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of ACCESS PERSONS indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code of Ethics.

10.  ADOPTION AND APPROVAL
     ---------------------

     The Boards of Trustees of the Trust, including a majority of the Independent Trustees of the Board, shall approve this Code of Ethics with respect to the Trust, including any material changes to this Code.